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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D. C.


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report:  June 6, 1995



                          MORRISON KNUDSEN CORPORATION

                          Commission File Number 1-8889



                             A Delaware corporation
                   IRS Employer Identification No. 82-0393735



                   MORRISON KNUDSEN PLAZA, BOISE, IDAHO 83729

                                  208/386-5000



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                        MORRISON KNUDSEN CORPORATION
                         COMMISSION FILE NUMBER 1-8889

ITEM 5.  OTHER MATERIAL IMPORTANT EVENTS.


SALE OF MK GOLD COMPANY COMMON STOCK. On June 6, 1995, the Company announced that it has completed the sale of all nine million shares of MK Gold Company common stock held by the Company to Leucadia National Corporation. See the press release which is attached hereto as Exhibit 1.


POSTPONED ANNUAL MEETING OF STOCKHOLDERS. The Company has postponed its Annual Meeting of Stockholders of the Company pending filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 1994.



                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          MORRISON KNUDSEN CORPORATION

                                                /s/ Stephen G. Hanks
June 9, 1995                              By:
                                             ----------------------------------
                                              Stephen G. Hanks
                                              Executive Vice President and
                                              Chief Legal Officer



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                                   EXHIBIT 1


MORRISON KNUDSEN CORPORATION
Morrison Knudsen Plaza/P. O. Box 73                               NEWS RELEASE
Boise, Idaho  83729
Telex:  368439/Phone:  (208) 386-5000          For Further Information Contact:
Fax:  (208) 386-5065                                   Corporate Communications

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FOR RELEASE:

                                  JUNE 6, 1995

                        MORRISON KNUDSEN COMPLETES SALE OF
                              MK GOLD COMPANY SHARES

      BOISE - Morrison Knudsen Corporation announced today that it has completed the sale of all nine million shares of MK Gold Company common stock held by MK to Leucadia National Corporation for $22.5 million in cash.

      As a condition to the purchase of the shares, Leucadia National purchased, at par, all of the Canadian Imperial Bank of Commerce's (CIBC) interest in CIBC's $20 million credit facility with MK Gold, of which $15 million is currently outstanding, and released MK from its guarantee obligations under the facility.

      Leucadia National is a publicly traded insurance holding company, based in New York.

      Morrison Knudsen Corporation (MRN-NYSE), founded in 1912, serves the world's construction, engineering, environmental, industrial, mining and power markets as an engineer, contractor and manufacturer.


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